EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gruber & Company, LLC hereby consent to the use of our opinion dated  March 12, 2008, on the financial statements and schedules of LEXINGTON ENERGY SERVICES INC., as of November 30, 2007, for filing  with  the LEXINGTON ENERGY SERVICES INC. Form S-8.

                                        /s/ Gruber & Company, LLC

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Gruber & Company, LLC

Dated: April 10, 2008